UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2014 (July 30, 2014)

ACCELERIZE NEW MEDIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

20411 SW Birch St., Suite 250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 515-2141

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       OTHER EVENTS.

On July 30, 2014, Cake Marketing UK Ltd., or the Subsidiary, the wholly-owned subsidiary of Accelerize New Media, Inc., or the Company, entered into an office lease agreement, or the Lease, with West London & Suburban Property Investments Limited, or the Lessor, to lease approximately 1,507 usable square feet of office space at 76-78 Charlotte Street, London , England, or the Premises, to which the Company intends to relocate the offices of its Subsidiary. The Lease is for a term of five years, commencing on or about July 30, 2014 and provides for an option by the Subsidiary to terminate the Lease after the three year anniversary, upon giving the Lessor six months prior written notice. The base rent is GBP 89,667 per year and the estimated service charges for the Lease are GBP 45,648 per year. The Subsidiary will pay an estimated GBP 60,000 for furniture, cabling and build out of the Premises.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE NEW MEDIA, INC.

By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: July 30, 2014